SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of Earliest Event Reported):

January 7, 2005 (January 3, 2005)

CRIIMI MAE INC.

(Exact name of registrant as specified in its charter)

Maryland	1-10360	52-1622022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11200 Rockville Pike
Rockville, Maryland 20852

(Address of principal executive offices, including zip code, of Registrant)

(301) 816-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

In connection with the year-end performance review of the executive and other officers of CRIIMI MAE Inc. (the “Company”), the Compensation and Stock Option Committee of the Company’s Board of Directors recommended, and the Board of Directors approved, the grant of shares of restricted stock (“Restricted Stock”) to certain of the Company’s executive and other officers pursuant to the Company’s 2001 Stock Incentive Plan, as amended (“Plan”).  The Restricted Stock was granted pursuant to Restricted Stock Award agreements, the form of which was previously included as an exhibit to the Current Report on Form 8-K filed on October 15, 2004, as amended on December 21, 2004.  The Company awarded 15,528 shares of Restricted Stock to Mark R. Jarrell, the Company’s President and Chief Operating Officer, 9,317 shares of Restricted Stock to Cynthia O. Azzara, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, 9,317 shares of Restricted Stock to Stephen M. Abelman, the Company’s Executive Vice President - Asset Management, 4,658 shares of Restricted Stock to Daniel P. Warcholak, the Company’s Senior Vice President - Fixed Income and Capital Markets, and 621 shares of Restricted Stock to Mark A. Libera, the Company’s Vice President and General Counsel.  Each of the Restricted Stock awards is scheduled to vest in three equal annual installments beginning on January 2, 2006.

In addition, on January 5, 2005, after consultation with an independent compensation firm, and upon the recommendation of the Compensation and Stock Option Committee, the Board of Directors approved a form of Change in Control Agreement (the “Agreement”) to be entered into between the Company and its named executive officers (Barry S. Blattman, Mark R. Jarrell, Cynthia O. Azzara, Stephen M. Abelman and Daniel P. Warcholak).  The form of Agreement provides for the accelerated vesting of the Restricted Stock awards, as provided in the Plan, and certain previously granted awards to the named executive officers upon a “change in control” of the Company (as defined in the Agreement) and for certain payments to a named executive officer upon the termination of such officer’s employment by the Company without “cause” or by such officer for “good reason” following a “change in control” of the Company, all such terms as defined in the Agreement.  Such payments would be $2,500,000, $2,500,000, $1,000,000, $1,000,000 and $800,000 for Mr. Blattman, Mr. Jarrell, Ms. Azzara, Mr. Abelman and Mr. Warcholak, respectively.  A copy of the form of Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

10.1    Form of Change in Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRIIMI MAE Inc.

Dated: January 7, 2005	By:	/s/Mark A. Libera
Mark A. Libera
Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.		Description

*	10.1	Form of Change in Control Agreement

*	Filed herewith.